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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): December 10, 1999

                               iLink Telecom, Inc.
                        --------------------------------
             (Exact name of Registrant as specified in its charter)

          Nevada                        333-84845                 98-0207906
----------------------------      ---------------------     -------------------
(State or other jurisdiction      (Commission File No.)     (IRS Employer
of incorporation)                                           Identification No.)

                 1942 Williamsbridge Road, Bronx, New York   10461
          ------------------------------------------------------------
          (Address of principal executive offices, including Zip Code)


       Registrant=s telephone number, including area code: (718) 792-5150
                                                           --------------

   1177 West Hastings Street, Suite 1910, Vancouver, British Columbia V6E 2K3
   --------------------------------------------------------------------------
          (Former name or former address if changed since last report.)



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Item 1. Changes in Control of Registrant

      On December 10, 1999, the Registrant entered into an Agreement and Plan of Merger among the Registrant, 9278 Acquisition Corp., a wholly-owned subsidiary of the Registrant ("Acquisition Corp."), and 9278 Distributor Inc., a New York Corporation ("9278"), pursuant to which 9278 was merged with and into Acquisition Corp., thereby becoming a wholly-owned subsidiary of Registrant. As a result of such Merger, the shareholders of Acquisition Corp. were issued an aggregate of 14,900,000 shares of common stock of the Registrant, as well as $1,000,000 and a promissory note in the amount of $2,000,000. Of such shares, 13,200,000 were issued to Sajid Kapadia, President and Chief Executive Officer of 9278. In addition to such shares, Mr. Kapadia has been granted proxies vote an aggregate of 2,150,000 additional shares of common stock of the Registrant. As a result of such shareholdings and proxies, Mr. Kapadia currently has the right to vote approximately 78% of the outstanding common stock of the Registrant. In connection with the Merger, certain members of management agreed to forgive 1,750,000 shares of common stock of the Registrant which were subject to issuance under existing agreements with the Registrant. As a result of such transactions, the aggregate number of issued and outstanding shares of the Registrant increased to 19,659,629 shares.

      The cash portion of the Merger consideration was obtained by the Registrant through a private placement of its common stock and a private placement of Series B Convertible Preferred Stock, as described below under Item 5.

Item 2. Acquisition or Disposition of Assets

      See Item 1 and Item 5.

Item 5. Other Events

      On December 10, 1999, the Registrant completed the two private placements. The Registrant sold 500,000 shares of its common stock at a purchase price of $2.00 per share to one investor. In addition, the Registrant sold an aggregate of 1,500 shares of Series B Convertible Preferred stock at a purchase price of $1,000 per share. The Series B Convertible Preferred Stock is convertible into shares of common stock of the Registrant based on a per share conversion price equal to 75% of the prevailing market price of the common stock for the ten trading days prior to conversion; provided however that through January 24, 2000, the holders of the Series B Convertible Preferred Stock will have the right to convert such shares using a conversion price of not more than $3.7031 per share.

Item 7. Financial Statements, Pro Forma Financial Information

(a)   Financial Statements of Business to be Acquired

(b)   Pro Forma Financial Information

      The financial statements required by items (a) and (b) shall be filed by the Registrant not later than 60 days after the date that this report on Form 8-K was required to be filed.



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(c)   Exhibits

      2.1 Agreement and Plan of Merger among the Registrant, 9278 Acquisition Corp. and 9278 Distributor Inc.

      4.1 Certificate of Designation setting forth rights and preferences of Series B Convertible Preferred Stock

      4.2   Form of Subscription Agreement for common stock

      4.3   Form of Subscription Agreement for Series B Convertible Preferred
            Stock

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: December 23, 1999                   iLINK TELECOM INC.
                                          (Registrant)



                                          By: /s/ Sajid Kapadia
                                             ----------------------------------
                                              Sajid Kapadia
                                              Chief Executive Officer


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